Exhibit (b)

DRACO HOLDING CORPORATION, INC.

UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

MARCH 31, 2004

DRACO HOLDING CORPORATION, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004

CONTENTS

                                           PAGES

Unaudited Pro Forma Consolidated Balance Sheet

1

Unaudited Pro Forma Consolidated Statement of Operations

2

Notes

3 - 4

DRACO HOLDING CORPORATION, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS AT MARCH 31, 2004

	Hong Xiang	Draco	Pro Forma	Pro Forma
	Oil and Gask	Holding	Adjustments	Consolidated
	Devrlopment	Corporation,	and	Balance
	Co., Limited	Inc.	Elimination	Sheet
	USD	USD	USD	USD
ASSETS

Current assets
Cash and cash equivalents	7,955	29,638		37,593
Other receivable and prepayments	172,431	-		172,431
Materials and supplies	51,851	-		51,851

Total current assets	232,237	29,638		261,875

Construction in progress	39,920	-		39,920
Property and equipment
Oil and gas properties, using full cost method
Accounting
Proved	4,881,489	-		4,881,489
Other property and equipment	105,732	7,962		113,694

Total	4,987,221	7,962		4,995,183
Less accumulated depreciation, depletion and
Amortization	(49,762)	-		(49,762)

Total property and equipment	4,937,459	7,962		4,945,421

Total assets	5,209,616	37,600		5,247,216

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	544,790	888		545,678
Due to non-operating interest owner	2,246,039	-		2,246,039
Accrued expenses, note payable	8,000	25,000		33,000
Due to a director	1,263,862	-		1,263,862
Income taxes payable	9,130	-		9,130

Total current liabilities	4,071,821	25,888		4,097,709

Deferred income taxes	70,263	-		70,263

Stockholders’ equity
Capital	604,800	685,471	(685,471)	604,800
Retained earnings	462,732	(673,759)	685,471	474,444

Total stockholders’ equity	1,067,532	11,712		1,079,244

Total liabilities and stockholders’ equity	5,209,616	37,600		5,247,216

ON BEHALF OF THE BOARD

____________________ Director

____________________ Director

- See Accompanying Notes -

DRAGO HOLDING CORPORATION, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE QUARTERED ENDED MARCH 31, 2004

	Hong Xiang	Drago	Pro Forma	Pro Forma
	Oil and Gas	Holding	Adjustments	Consolidated
	Development	Corporation,	and	Statement of
	Limited	Inc..	Elimination	Operations
	USD	USD	USD	USD

REVENUE	448,692	1,140		449,832

COSTS AND EXPENSES		-

Production expenses	(134,808)	-		(134,808)

Management fee	(8,974)	-		(8,974)

General and administrative expenses	(52,731)	(13,242)		(65,973)

Depreciation and amortization	(11,594)	(857)		(12,451)

Income/(Loss) from operations	240,585	(12,959)		227,626

Interest income	-	-

Income/(Loss) before income tax	240,585	(12,959)		227,626

Income tax expenses	(79,393)	-		(79,393)

Net income/(Loss)	161,192	(12,959)		148,233

- See Accompanying Notes -

DRACO HOLDING CORPORATION, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

MARCH 31, 2004

NOTES

1.

BASIS OF PRESENTATION

On March 29, 2004, Draco Holding Corporation, Inc. (“DCHO”), entered a share exchange agreement with the stakeholders of Hong Xiang Petroleum Group Limited, (“Hong Xiang”), a British Virgin Islands corporation. In the Exchange, DCHO will acquire all of the issued and outstanding common stock of Hong Xiang in exchange for the issuance of 18,700,000 shares of its common stock.  The Exchange was completed on April 30, 2004.

The Exchange resulted in a change of control of DCHO. Upon completion of the Exchange and the related share issuances, DCHO has a total of 19,908,822 shares issued and outstanding, of which 18,700,000 or approximately 93.93% are owned by the former  stakeholders of Hong Xiang.  As the Exchange resulted in the former stakeholders of Hong Xiang owning greater than 50% of the common shares of DCHO, the Exchange has been treated as a reverse takeover with Hong Xiang as the accounting acquirer (legal subsidiary) and DCHO as the accounting acquiree (legal parent).

Accordingly, the purchase method under reverse takeover accounting has been applied except that no goodwill is recorded on the pro forma consolidated balance sheet.  It means that :-

(a)

The pro forma consolidated financial statements of the combined entity are issued under the name of the legal parent, DCHO, but a continuation of the combined financial statements of Hong Xiang.

(b)

DCHO is deemed to be the acquirer for accounting purposes and as such, its assets and liabilities are included in the pro forma consolidated financial statements of the combined entity at their historical carrying values.

(c)

The common stock and accumulated deficit of DCHO up to the date of the Exchange are eliminated.

(d)

The capital structure of the consolidated entity is that of DCHO, but the dollar amount of the issued share capital in the pro forma consolidated balance sheet is that of Hong Xiang immediately prior to the Exchange plus the value of shares issued by DCHO to acquire Hong Xiang and to compensate the service providers.

(e)

The value of shares issued by DCHO is determined to be their par value as DCHO had net liabilities at the date of the Exchange.

DARCO HOLDING CORPORATION, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

MARCH 31, 2004

NOTES

1.

BASIS OF PRESENTATION (CONT’D)

(f)

The par value of DCHO common stock and the net liabilities of DCHO at the date of the Exchange are written off to the pro forma consolidated statement of operations.

The unaudited financial statements of DCHO and Hong Xiang for the 1st quarter ended March 31, 2004 have been used in the preparation of these pro forma consolidated financial statements.  These pro forma consolidated financial statements should be read in conjunction with the historical financial statements of DCHO and Hong Xiang.

2.

PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

The pro forma consolidated balance sheet as at March 31, 2004 has been prepared assuming that the Exchange occurred on March 31, 2004. The pro forma consolidated statement of operations for the year ended March 31, 2004 has been prepared assuming the Exchange occurred at the beginning of the year presented. This pro forma consolidated statement of operations is not necessarily indicative of the results of operations that would have been attained had the acquisition taken place at the beginning of the period presented and does not purport to be indicative of the effects that may be expected to occur in the future.

The pro forma adjustments and elimination give effect to the acquisition of Hong Xiang using reverse takeover accounting and the related elimination of the common stock and deficit of DCHO.

3.	PRO FORMA SHARE CAPITAL	No. of shares	Amount
			USD

	Authorized :-
	Common stock at USD0.001 par value	20,000,000	20,000

	Issued and outstanding :-
	Common stock prior to the Exchange	941,390	942
	Additional paid-in capital	-	684,529
	Elimination of DCHO share capital amount	-	(685,471)
	Hong Xiang share capital	-	604,800

	At 31 March, 2004	941,390	604,800